CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin U.S. Government Money Fund of our report dated Aug 18, 2021, relating to the financial statements and financial highlights, which appears in Franklin U.S. Government Money Fund’s Annual Report on Form N-CSR for the year ended June 30, 2021. We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

October 22, 2021